                                SECOND RESTATED
                           ARTICLES OF INCORPORATION
                                       OF
                               INNOVA CORPORATION


                                   ARTICLE I.

                                     Name.

         The name of the corporation is Innova Corporation.

                                  ARTICLE II.

                               Authorized Shares.

         2.1 The corporation is authorized to issue a total of 25,000,000 shares of two classes of stock with a par value of $.01 per share: 20,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock. Holders of Common Stock are entitled to one vote per share on any matter on which holders of Common Stock are entitled to vote. On dissolution of the corporation, after any preferential amount with respect to the Preferred Stock has been paid or set aside, the holders of Common Stock and the holders of any series of Preferred Stock entitled to participate further in the distribution of assets are entitled to receive the net assets of the corporation.

         2.2 The Board of Directors is authorized, subject to limitations prescribed by the Washington Business Corporation Act (the "Act") and by the provisions of this Article II, to provide for the issuance of shares of Preferred Stock in series, to establish from time to time the number of shares to be included in each series and to determine the designations, relative rights, preferences and limitations of the shares of each series. The authority of the Board of Directors with respect to each series includes determination of the following:

                 2.2.1 The number of shares in and the distinguishing designation of that series.

                 2.2.2 Whether shares of that series shall have full, special, conditional, limited or no voting rights, except to the extent otherwise provided by the Act.

                 2.2.3 Whether shares of that series shall be convertible and the terms and conditions of the conversion, including provision for adjustment of the conversion rate in circumstances determined by the Board of Directors.

                 2.2.4 Whether shares of that series shall be redeemable and the terms and conditions of redemption, including the date or dates upon or after which they shall be redeemable and the amount per share payable in case of redemption, which amount may vary under different conditions or at different redemption dates.

                 2.2.5 The dividend rate, if any, on shares of that series, the manner of calculating any dividends and the preference of any dividends.

                 2.2.6 The rights of shares of that series in the event of voluntary or involuntary dissolution of the corporation and the rights of priority of that series relative to the Common Stock and any other series of Preferred Stock on the distribution of assets on dissolution.

                 2.2.7 Any other rights, preferences and limitations of that series that are permitted by the Act.

         Within any limits stated in these Articles or in the resolution of the Board of Directors establishing a series, the Board of Directors, after the issuance of shares of a series, may amend the resolution establishing the series to decrease (but not below the number of shares of such series then outstanding) the number of shares of that series, and the number of shares constituting the decrease shall thereafter constitute authorized but undesignated shares, and the Board of Directors may amend the rights and preferences of the shares of any series that has been established but is wholly unissued.

         The authority herein granted to the Board of Directors to determine the relative rights and preferences of the preferred stock shall be limited to unissued shares, and no power shall exist to alter or change the rights and preferences of any shares that have been issued.

         2.3 The Board of Directors shall have the authority to issue shares of the capital stock of this corporation and the certificates therefor subject to such transfer restrictions and other limitations as it may deem necessary to promote compliance with applicable federal and state securities laws, and to regulate the transfer thereof in such manner as may be calculated to promote such compliance or to further any other reasonable purpose.

         2.4 At any time when the corporation is subject to the reporting requirements of Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, special meetings of the shareholders for any purpose or purposes may be called only by the Board of Directors or the Chairman of the Board (if one be appointed) or the President or one or more shareholders holding shares representing not less than twenty-five percent (25%) of all the votes entitled to be cast on any issue proposed to be considered at that meeting.

         A quorum shall exist at any meeting of shareholders if a majority of the votes entitled to be cast is represented in person or by proxy. In the case of any meeting of shareholders that is adjourned more than once because of the failure of a quorum to attend, those who attend the third convening of such meeting, although less than a quorum, shall nevertheless constitute a quorum for the purpose of electing directors, provided that the percentage of shares represented at the third convening of such meeting shall not be less than one-third of the shares entitled to vote.

         2.5 Except as otherwise specifically provided herein and subject to the limitations set forth in RCW 23B.19.040, to the extent applicable:

                 2.5.1 The corporation may enter into contracts and otherwise transact business as vendor, purchaser, lender, borrower, or otherwise with its shareholders and with corporations, associations, firms, and entities in which they are or may be or become interested as directors, officers, shareholders, members, or otherwise.

                 2.5.2 Any such contract or transaction shall not be affected or invalidated or give rise to liability by reason of the shareholder's having an interest in the contract or transaction.

         2.6 Subject to the requirements of RCW 23B.08.730 and RCW 23B.19.040, any contract, transaction, or act of the corporation or of any director or officer of the corporation that shall be authorized, approved, or ratified by the affirmative vote of a majority of shares represented at a meeting at which a quorum is present shall, insofar as permitted by law, be as valid and as binding as though ratified by every shareholder of the corporation.

                                  ARTICLE III.

                                   Directors.

         3.1 Subject to the provisions of Article II hereof, the number of directors of the corporation and the manner in which such directors are to be elected shall be as set forth in the Bylaws.

         3.2 Subject to the limitation(s) of RCW 23B.10.210, and subject to the power of the shareholders of the corporation to change or repeal the Bylaws, the Board of Directors shall have the power to amend or repeal the Bylaws, or adopt new Bylaws for this corporation, as provided in the Bylaws.

         3.3 Subject to the limitations set forth in RCW 23B.08.700 through RCW 23B.08.730:

                 3.3.1 The corporation may enter into contracts and otherwise transact business as vendor, purchaser, lender, borrower, or otherwise with its directors and with corporations, associations, firms, and entities in which they are or may be or become interested as directors, officers, shareholders, members, or otherwise.

                 3.3.2 Any such contract or transaction shall not be affected or invalidated or give rise to liability by reason of the director's having an interest in the contract or transaction.

                                  ARTICLE IV.

                              Shareholder Rights.

         4.1 No Preemptive Rights. No shareholder of this corporation shall have, solely by reason of being a shareholder, any preemptive or preferential right or subscription right to any stock of this corporation or to any obligations convertible into stock of this corporation, or to any warrant or option for the purchase thereof, except to the extent provided by resolution or resolutions of the Board of Directors establishing a series of Preferred Stock or by written agreement with this corporation.

         4.2 No Cumulative Voting. In any election for directors of the corporation, a holder of shares of any class or series of stock then entitled to vote has the right to vote in person or by proxy the number of shares of stock held thereby for as many persons as there are directors to be elected. No cumulative voting for directors shall be permitted.

         4.3 Vote Required for Merger, Share Exchange, Sale of Assets and Dissolution. The approval of any plan of merger, plan of share exchange, sale, lease, exchange or other disposition of all, or substantially all, of the corporation's property otherwise than in the usual and regular course of business, or proposal to dissolve, shall require the affirmative vote of the holders of not less than a majority of all outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors of the corporation. At any time when the corporation is subject to the reporting requirements of Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, pursuant to the authority granted under RCW 23B.10.030, RCW 23B.11.030, RCW 23B.12.020, and RCW 23B.14.020, the vote of shareholders of this corporation required in order to approve amendments to the Articles of Incorporation, a plan of merger or share exchange, the sale, lease, exchange, or other disposition of all or substantially all of the property of the corporation not in the usual and regular course of business, or dissolution of the corporation shall be a majority of all of the votes entitled to be cast by each voting group, regardless of whether or not the corporation is a "public company," as that term is defined in Section 23B.01.400 of the Act.

                                   ARTICLE V.

                   Indemnification and Liability of Officers,
                        Directors, Employees and Agents.

         5.1 Indemnification. The corporation shall indemnify, in the manner and to the full extent permitted by law, any person (or the estate of any person) who was or is a party to, or is threatened to be made a party to any threatened, pending or complete action, suit or proceeding, whether or not by or in the right of the corporation, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The corporation may, to the full extent permitted by law, purchase and maintain insurance on behalf of any such person against any liability which may be asserted against such person. To the full extent permitted by law, the indemnification provided herein shall include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, and, in the manner provided by law, any such expenses may be paid by the corporation in advance of the final disposition of such action, suit or proceeding. The indemnification provided herein shall not be deemed to limit the right of the corporation to indemnify any other person for any such expenses to the full extent permitted by law, nor shall it be deemed exclusive of any other rights to which any person seeking indemnification from the corporation may be entitled under any agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

         5.2 Limitation on Liability of Directors. No director of the corporation shall be personally liable to the corporation or its shareholders for monetary damages for his conduct as a director, except for (i) acts or omissions that involve intentional misconduct or a knowing violation of law by the director, (ii) approval of distributions or loans in violation of RCW 23B.08.310, or (iii) any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled. If the Washington Business Corporation Act is hereafter amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Washington Business Corporation Act, as so amended. Any amendment to or repeal of this Article shall not adversely affect any right or protection of a director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

                                  ARTICLE VI.

                              Executive Committee

         If no Liquidity Event has occurred by May 20, 1998, an executive committee (the "Executive Committee") shall be formed comprised of then members of the Board of Directors, excluding (a) management, (b) management designees and (c) family members or individuals having a business or professional relationship with the corporation, management or any management designees. The Executive Committee shall, by majority vote of its members have all he right and authority of the Board of Directors to manage the sale process of the corporation, whether by merger, sale of assets or otherwise. The Executive Committee is not being created as a committee of the Board of Directors but rather as an independent body pursuant to Section 23B.08.010 of the Washington Business Corporation Act; accordingly, the Executive Committee shall have exclusive authority for the matters described in the preceding sentence and the Board of Directors shall have no authority for such matters.

                                  ARTICLE VII.

                             Amendment of Articles.

         These Articles of Incorporation may be amended with the approval of each voting group entitled to vote separately thereon by a majority of all votes entitled to be cast by that voting group. The holders of the outstanding shares of a class are entitled to vote as a separate voting group on a proposed amendment to these Articles of Incorporation if the amendment would:

         7.1 Increase of decrease the aggregate number of authorized shares of the class;

         7.2 Effect an exchange or reclassification of all or part of the shares of the class into shares of another class;

         7.3 Effect an exchange or reclassification, or crease the right of exchange, of all or part of the shares of another class into shares of the class;

         7.4 Change the designation, rights, preferences, or limitations of all or part of the shares of the class;

         7.5 Change the shares of all or part of the class into a different number of shares of the same class;

         7.6 Create a new class of shares having rights or preferences with respect to distributions or to dissolution that are prior, superior, or substantially equal to the shares of the class;

         7.7 Increase the rights, preferences, or number of authorized shares of any class that, after giving effect to the amendment, have rights or preferences with respect to distributions or to dissolution that are prior, superior, or substantially equal to the shares of the class;

         7.8 Limit or deny an existing preemptive right of all or part of the shares of the class; or

         7.9 Cancel or otherwise affect rights to distributions or dividends that have accumulated but not yet been declared on all or part of the shares of the class.

                                 ARTICLE VIII.

                                 OTHER MATTERS

         8.1 Except as otherwise provided in these Articles, as amended from time to time, the corporation reserves the right to amend, alter, change or repeal any provisions contained in these Articles in any manner now or hereafter prescribed or permitted by statute.

         8.2 The corporation shall have authority to correct clerical errors in any documents filed with the Secretary of State of Washington, including these Articles or any amendments hereto, without the necessity of special shareholder approval of such corrections.

         DATED:  ________________, 1997.




                                        ________________________________________
                                        John M. Hemingway, Chief Financial
                                        Officer and Secretary